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                                                                  EXECUTION COPY



                        LORAL SPACE & COMMUNICATIONS LTD.


                                8,000,000 Shares
                           of 6% Series D Convertible
                       Redeemable Preferred Stock due 2007
                    (Liquidation Preference $50 per share) (1)

                               PURCHASE AGREEMENT

                                                               February 14, 2000

LEHMAN BROTHERS INC.
         as Representative of the
         several Initial Purchasers named in
         Schedule I hereto
c/o  Lehman Brothers Inc.
         3 World Financial Center
         200 Vesey Street
         New York, New York 10285

Dear Sirs:

                  Loral Space & Communications Ltd., a company organized and existing under the laws of Bermuda (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Initial Purchasers named in Schedule I hereto (the "Initial Purchasers") 8,000,000 shares (the "Firm Securities") of its 6% Series D Convertible Redeemable Preferred Stock due 2007, liquidation preference $50 per share, par value $0.01 per share (the "Preferred Stock"). In addition, the Company proposes to grant to the Initial Purchasers an option to purchase from the Company up to an additional 1,600,000 shares of Preferred Stock (the "Option Securities"), as provided in Section 2(b) below. The Firm Securities and any Option Securities purchased by the Initial Purchasers are collectively referred to herein as the "Securities". Lehman Brothers Inc. ("Lehman") has been appointed to act as Representative of the Initial Purchasers under this Agreement. The Securities will be convertible, at the option of the holders thereof, into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at the conversion price of $19.8308 per share, subject to certain adjustments.

----------
     (1) Plus an option to purchase up to 1,600,000 additional shares from the Company.
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                  The Securities will be offered without being registered under the Securities Act to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S.

                  Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Commission, under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

         The following terms as used in this Agreement shall have the following meanings:

                  "Affiliate" shall have the meaning as defined in Rule 144 under the Securities Act.

                  "Business Day" means any Monday through Friday on which trading is conducted on the NYSE.

                  "Closing Date" shall have the meaning assigned thereto in
Section 3(b).

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Common Stock" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  "Communications Act" means the Communications Act of 1934.

                  "Cyberstar" shall mean Loral Cyberstar, Inc., a Delaware corporation.

                  "DTC" means The Depository Trust Company.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

                  "FCC" means the Federal Communications Commission.

                  "Final Memorandum" means the final offering memorandum dated February 14, 2000, including any information incorporated by reference therein.

                  "First Closing Date" shall have the meaning assigned thereto in Section 3(a).
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                  "foreign purchasers" shall have the meaning assigned thereto in Section 4(a).

                  "GTL" means Globalstar Telecommunications Limited, a Bermuda company.

                  "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

                  "Initial Purchasers" means the parties named in Schedule I hereto.

                  "Investment Company Act" means the Investment Company Act of 1940 and the rules and regulations thereunder.

                  "Loral Affiliates" means each of GTL, Globalstar, SS/L, Cyberstar and SatMex, and any other subsidiary (as defined in Rule 405 under the Securities Act) of the Company.

                  "LQP" means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership and the general partner of LQSS.

                  "LQSS" means Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership and the managing general partner of Globalstar.

                  "Material Adverse Change" means, with respect to any entity, any material adverse change in or affecting the business, results of operations, financial condition, owners' equity (stockholders' equity in the case of a corporation and partners' equity in the case of a partnership) or prospects of such entity, taken as a whole.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Option" shall have the meaning assigned thereto in Section 2(b).

                  "Option Closing Date" shall have the meaning assigned thereto in Section 3(b).

                  "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, as amended as of April 8, 1998, and as further amended as of January 26, 1999 and as of February 1, 2000, among LQSS, the Company and certain limited partners named therein.

                  "Preliminary Memorandum" means the preliminary offering memorandum, dated February 7, 2000, including any information incorporated by reference therein.
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                  "Registration Rights Agreement" means the Registration Rights
Agreement dated as of the First Closing Date, among the Company and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Rules and Regulations" means the rules and regulations in effect at any relevant time adopted by the Commission under the Securities Act or the Exchange Act, as applicable.

                  "SatMex" means Satelites Mexicanos, S.A. de C.V., a company organized under the laws of Mexico.

                  "Securities Act" means the Securities Act of 1933.

                  "Shelf Registration Statement" shall have the meaning set forth in the third paragraph of this Agreement.

                  "Skynet" means Loral Skynet, a Delaware corporation.

                  "SpaceCom Credit Agreement" means that certain Amended and Restated Credit and Participation Agreement among Loral SpaceCom Corporation, Space Systems/Loral, Inc., certain lending banks, Bank of America National Trust and Savings Association, as Administrative Agent, and Istituto Bancario San Paolo Di Torino S.P.A., individually and as Italian Export Financing Arranger and as Selling Bank, dated as of November 14, 1997, providing for up to $850 million of credit extensions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "SS/L" means Space Systems/Loral Inc., a Delaware corporation.

                  "Transfer Agent" means The Bank of New York.

                  The sale of the Firm Securities and any Option Securities to the Initial Purchasers will be made without registration under the Securities Act, in reliance on exemptions from the registration requirements of the Securities Act and the Rules and Regulations. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 as soon as they deem advisable.

                  In connection with the sale of the Securities, the Company has prepared the Preliminary Memorandum and the Final Memorandum. Each of the Preliminary
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Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Loral Affiliates and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

                  Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time and are not meant to include any amendment or supplement, subsequent to the Execution Time, and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

                  1. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser as set forth below in this
Section 1 that:

                  (1) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at each Closing Date will not (and any amendment or supplement thereto, at the date thereof and at each Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

                  (2) The documents incorporated by reference in each of the Preliminary Memorandum and the Final Memorandum when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (3) It is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner
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contemplated by this Agreement to register the Securities under the Securities
Act, provided that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")) has been or will be used by the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Securities, including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (4) Each of the Company and GTL has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda, with all requisite power and authority and, except as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum; Globalstar has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not result in a Material Adverse Change with regard to the Company); and Globalstar has all requisite power and authority and, except as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum; SS/L and Cyberstar have been duly incorporated and are validly existing in good standing under the laws of the State of Delaware, with all requisite power and authority and, except as disclosed in the Final Memorandum, have all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own their properties and to conduct their businesses as described in the Final Memorandum; SatMex has been duly formed and is validly existing as a company under the laws of Mexico, with all requisite power and authority and, except as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and conduct its business as described in the Final Memorandum; each other Loral Affiliate that is a corporation has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation; each Loral Affiliate that is a partnership has been duly formed and is validly existing under the laws of its jurisdiction of formation. Since the respective dates as of which information is given in the Final Memorandum, and except as otherwise disclosed in the Final Memorandum, there has not been, and prior to the Closing Date there will not be, any Material Adverse Change in the capital stock or partnership interests, short-term debt or long-term consolidated debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Change in or affecting the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated, or under arrangements referred to, in the Final Memorandum (as amended or supplemented).
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                  (5) The Securities satisfy the eligibility requirements of
Rule 144A(d)(3) under the Securities Act and the Company will use its best efforts to have the Securities designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

                  (6) Neither the Company nor any Loral Affiliate is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940.

                  (7) The Company has authorized capital stock as set forth in its Statement of Capital Increase, and all the issued shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and conform in all material respects to the description in the Final Memorandum; and the Common Stock is approved for trading on the NYSE and is not subject to any preemptive or similar rights; and the schedule to the Bye-Laws of the Company (the "Preferred Stock Schedule") setting forth the terms of the Securities conforms in all material respects with the description thereof in the Final Memorandum.

                  (8) The Registration Rights Agreement has been duly authorized by the Company and, when executed by the proper officers of the Company (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity or contribution may be limited by Federal or state securities laws or principles of public policy; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Final Memorandum.

                  (9) This Agreement has been duly authorized, executed and delivered by the Company.

                  (10) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or other constitutive documents) of the Company or any Loral
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Affiliate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets; no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the issue and sale of Securities by the Company and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, except a filing required by Bermuda law for which a waiver has been obtained, and except as may be required under the various state securities or Blue Sky Laws or as may be required by the laws of any country other than the United States in connection with the resale of the Securities by the Initial Purchasers or as may be required under the Securities Act pursuant to the terms of the Registration Rights Agreement.

                  (11) Except (i) as may otherwise be disclosed in or contemplated by the Final Memorandum and (ii) with regard to the exchange of certain shares of 6% Series C convertible redeemeable preferred stock for 3,857,777 shares of Common Stock, since September 30, 1999, the Company has not issued or granted any securities, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or securities.

                  (12) Except as disclosed in the Final Memorandum, neither the Company nor any Loral Affiliate has sustained, since the date of the latest audited financial statements included in the Final Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum.

                  (13) Deloitte & Touche LLP, whose report appears in the Final Memorandum, are independent public accountants with respect to each of the Company and certain of the Loral Affiliates. The financial statements included or incorporated by reference in the Final Memorandum or Preliminary Memorandum present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein) throughout the periods indicated.

                  (14) Except as described in the Final Memorandum, the Company and each of the Loral Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the
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value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (15) Each of the Company and the Loral Affiliates and their respective equipment suppliers owns or possesses adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (except as otherwise described in the Final Memorandum) necessary to conduct the general business proposed to be operated by the each of such suppliers, the Company and the Loral Affiliates, and none of the Company or the Loral Affiliates or, to the knowledge of the Company, any of their respective equipment suppliers, has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singularly or in the aggregate, could result in a Material Adverse Change with regard to the Company and the Loral Affiliates, taken as a whole.

                  (16) Except as described or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any Loral Affiliate is a party or of which any property or assets of the Company or any Loral Affiliate is the subject which, if determined adversely to the Company or any Loral Affiliate, would result in a Material Adverse Change with regard to the consolidated Company and the Loral Affiliates, taken as a whole, and to the best of the Company's knowledge, except as described in the Final Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (17) Other than as disclosed in the Final Memorandum, (i) no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound, except any such default or event as would not singly or in the aggregate result in a Material Adverse Change with regard to the Company and the Loral Affiliates, taken as a whole, and (ii) neither the Company nor any Loral Affiliate is in violation in any material respect of any applicable law.

                  (18) (i) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19,
1996); however, such authorization is presently subject to modification, stay or revocation through judicial appeals.
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                  (ii) Participation by Globalstar in the development and
         operation of the Globalstar System as described in the Final Memorandum does not violate the Communications Act, or the rules and regulations thereunder.

                  (iii) The construction, launch and operation by Globalstar of the Globalstar satellite constellation authorized by the Order and Authorization (DA 95-128), released January 31, 1995 as modified by the Erratum, DA 95 373 (released February 29, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

                  (19) Neither the Company nor any Loral Affiliate, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Loral Affiliate, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (20) Except as disclosed in the Final Memorandum, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any of the Company or the Loral Affiliates (or, to the knowledge of the Company, any predecessors in interest of any of them) at, upon or from any of the property now or previously owned or leased by the Company or any Loral Affiliate, as the case may be, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Change with regard to the Company and the Loral Affiliates, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Loral Affiliate or any of their respective predecessors or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material

Adverse Change with regard to the Company and the Loral Affiliates, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

                  (21) The partnership interests in Globalstar held by the Company and GTL pursuant to the Partnership Agreement are duly and validly authorized, executed, issued and delivered in accordance with the terms of the Partnership Agreement, are fully paid and constitute the valid and binding obligations of Globalstar; all the issued and outstanding capital stock of each other Loral Affiliate has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Final Memorandum and except for the stock of GTL that is owned by the Company and has been pledged to Lockheed Martin, common stock of GTL owned by the Company that is subject to outstanding options, shares of Loral SpaceCom Corporation and SS/L pledged as security for borrowings under the SpaceCom Credit Agreement, partnership interests in Globalstar owned by the Company, some of which are subject to a pledge in the event of a drawing by the Company under a credit agreement, dated as of June 30, 1998, among the Company, the lenders party thereto from time to time and Bank of America National Trust and Savings Association, as administrative agent, interests in Firmanento Mexicano, S. de R.L. de C.V. that have been pledged to the Mexican government and shares of SatMex pledged in favor of certain banks in connection with the SatMex Credit Agreement dated as of February 23, 1998 and the Indenture dated March 4, 1998 relating to the Senior Secured Floating Rate Notes, the capital stock of such Loral Affiliate owned by the Company, directly or indirectly, is owned free from liens, encumbrances, equities, claims and defects.

                  (22) The Partnership Agreement has been duly executed by the Company and certain Loral Affiliates (to the extent that they are parties thereto) and is a valid, binding and enforceable agreement, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) Federal or state securities laws or principles of public policy with regard to rights to indemnity under the Partnership Agreement to the extent an indemnified party thereunder may be deemed or alleged to be an underwriter pursuant to such laws; provided, however, that no representation is made hereunder with respect to the enforceability of any provisions contained in the Partnership Agreement which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein or which provide for the grant of exclusive service territories.

                  (23) For U.S. Federal income tax purposes, the Company is not, and does not expect to become, a "passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code").

                  (24) Each of the Company and each Loral Affiliate that is subject to U.S. law is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Loral Affiliates would have any liability; neither the Company nor any of the Loral Affiliates have incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 (other than routine minimum funding obligations), 4971 or 4975 of the Code; and nothing has occurred, whether by action or failure to act, with respect to the operation of any "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code that could reasonably be expected to result in the loss of such qualification.

                  (25) The proceeds from the offering of Securities will be used as contemplated in the Final Memorandum.

                  (26) The Securities have been duly and validly authorized and, when the Securities have been issued and delivered by the Company and paid for pursuant to this Agreement on the Closing Date, the Securities will be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Final Memorandum.

                  (27) The Company and the Loral Affiliates have timely filed all material tax returns and notices and have paid all Federal, state, county, local and foreign taxes of any nature whatsoever to the extent such taxes have become due. Neither the Company nor any Loral Affiliate has any knowledge, or any reasonable grounds to know, of any tax deficiencies which would, individually or in the aggregate, result in a Material Adverse Change with respect to the Company and its subsidiaries, taken as a whole.

                  (28) Each of the Company and the Loral Affiliates (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) records transactions as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C) permits access to its assets only in accordance with management's authorization.

                  (29) Neither the Company nor any Loral Affiliate has taken, nor will any of them take, directly or indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (30) None of the Company, the Loral Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Company and the Loral Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

                  2. Purchase and Sale of the Securities.

                  (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, (i) the Company agrees to issue and sell to the Initial Purchasers the Firm Securities at a purchase price of $48.625 per share, plus accrued dividends, if any, from February 18, 2000 to the First Closing Date and (ii) each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company the number of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  (b) The Company hereby grants to the Initial Purchasers an option (the "Option"), exercisable at the election of Lehman, to purchase from the Company the Option Securities at a purchase price of $48.625 per share, plus accrued dividends, if any, from February 18, 2000 to the Closing Date for the Option Securities. Upon exercise of the Option, each of the Initial Purchasers agrees, severally and not jointly, and otherwise on the terms and subject to the conditions herein set forth, to purchase from the Company the number of Option Securities in the respective proportions which the number of Firm Securities set forth opposite the name of each Initial Purchaser in Schedule I hereto bears to the aggregate number of Firm Securities, subject to such adjustments as the Initial Purchasers shall deem advisable.

                  (c) The Company shall not be obligated to deliver any of the Firm Securities or the Option Securities to be delivered on the First Closing Date or any Closing Date, as the case may be, except upon payment for all the Securities to be purchased on such Closing Date as provided herein.

                  3. Delivery of and Payment for Securities.

                  (1) Delivery of and payment for the Firm Securities and the Option Securities (if the Option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the First Closing
Date) shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 (or such other place as mutually may be agreed upon), at 10:00 a.m., New York City time, on February 18, 2000, or such later date (not later than February 25, 2000,) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "First Closing Date").

                  (2) The Option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the Initial Purchasers are exercising the Option and the time and date, not earlier than the later of either the First Closing Date or the third Business Day after the date of such exercise, as determined by the Initial Purchasers, when the Option Securities are to be delivered (the "Option Closing Date"). Delivery of certificates for, and payment of, the Option Securities shall be made at the offices set forth above for delivery and payment of the Firm Securities. The First Closing Date and the Option Closing Date are herein individually referred to as a "Closing Date" and collectively referred to as the "Closing Dates".

                  (3) The Securities to be purchased by the Initial Purchasers hereunder shall be delivered by or on behalf of the Company to the Initial Purchasers against payment of the purchase price therefor by wire transfer in immediately available funds. On each Closing Date, payment will be made against delivery of one or more global securities certificates to be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee.

                  4. Sale and Resale of the Securities by the Initial Purchasers. Each Initial Purchaser represents and warrants to and agrees with the Company that:

                  (1) it has offered and will offer to sell the Securities only to, and has solicited and will solicit offers to buy the Securities only from,
(i) in the United States, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit A hereto and (ii) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act and persons that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors";

                  (2) with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;

                  (3) with respect to offers outside the United States, to foreign purchasers in reliance upon Regulation S under the Securities Act in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions";

                  (4) to use reasonable efforts to advise all purchasers of the Securities in writing in the confirmation sent to such purchasers, of the changes in the change in control provision in the Final Memorandum under the caption "Description of Preferred Stock"; and

                  (5) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                      (1) such Initial Purchaser understands that no action has
                  been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                      (2) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                      (3) the Securities have not been registered under the
                  Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act and the Rules and Regulations;

                      (4) such Initial Purchaser has offered the Securities and
                  will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 365 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 4(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and such Initial Purchaser has not and will not engage in any hedging transactions with regard to the

                  Securities except in compliance with the Securities Act and the Rules and Regulations;

                      (5) such Initial Purchaser has (A) not offered or sold
                  and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on;

                      (6) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                      (7) such Initial Purchaser agrees that, at or prior to
                  confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 365 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  Terms used in this Section 4(d) have the meanings given to them by Regulation S.

                  5. Covenants of the Company. The Company agrees with each Initial Purchaser that:

                  (1) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum, including any documents incorporated by reference therein and any amendments and supplements thereto, as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (2) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld or delayed; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by Lehman), the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document. The Company will promptly advise the Initial Purchasers when any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

                  (3) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by Lehman), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will promptly prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this
Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (4) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities, provided, however, that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to take any action that would subject it to taxation in such jurisdiction. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (5) Neither the Company nor any of the Loral Affiliates nor any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act and the Rules and Regulations. Neither the Company nor any of the Loral Affiliates, nor any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
D), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (6) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (7) The Company will use its best efforts to cause the Securities to be eligible for clearance and settlement through DTC.

                  (8) Neither the Company nor any of the Loral Affiliates will not, until 90 days following the First Closing Date, without the prior written consent of Lehman, agree to offer to sell, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable for, or warrants to acquire Common Stock or create a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange
Act) with respect to the Common Stock, other than (i) Common Stock the issuance of which is permitted to satisfy the Company's dividend, conversion and redemption obligations (including in respect of any dividend make-whole payments) pursuant to the terms of the Securities, (ii) Common Stock, or options to purchase Common Stock, issued in connection with any employee stock option plan, stock ownership plan or dividend reinvestment plan, (iii) Common Stock issued pursuant to warrants or convertible Securities outstanding on the date hereof and (iv) strategically driven private placements of the Company's securities with strategic investors provided that the purchaser of such securities shall agree not to sell such stock within 90 days following the date of the First Closing Date.

                  (9) In connection with any disposition of Securities pursuant to a transaction made in compliance with applicable state securities laws and
(i) satisfying the requirements of Rule 144(k) under the Securities Act, (ii) made pursuant to an effective registration statement under the Securities Act or
(iii) that does not require registration under the Securities Act, the Company will reissue certificates evidencing such Securities without the legend set forth under the heading "Notice to Investors" in the Final Memorandum (provided that, in the case of clause (iii) above, the Company has received an opinion of counsel to the effect that registration under the Securities Act is not required in connection with such disposition and that upon such transfer such securities will not constitute restricted securities under the Securities Act if the Company so requests).

                  (10) The Company shall apply the net proceeds of the sale of the Securities as set forth in the Final Memorandum. The Company shall take such steps as shall be necessary to ensure that Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940.

                  (11) The Company agrees to pay (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Initial Purchasers of the Securities, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Initial Purchasers) in connection with the preparation, printing, delivery and shipping of the Final Memorandum (including the financial statements therein and all amendments and exhibits thereto), the Preliminary Memorandum, and any amendments or supplements of the foregoing, and the reproduction, delivery and shipping of this Agreement, (iii) all filing fees and fees and disbursements of counsel to the Initial Purchasers incurred in connection with the qualification of the Securities under state securities laws as provided in Section 5(d) hereof, (iv) any applicable listing or similar fees, (v) the cost of printing certificates representing the Securities, (vi) the cost and charges of any transfer agent or registrar, and
(vii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section
5. It is understood, however, that, except as provided in this Section and
Section 7 hereof, the Initial Purchasers shall pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes due upon resale of any of the Securities by them and any advertising expenses incurred in connection with any offers they may make (such costs and expenses to be borne in equal proportions by the Initial Purchasers). If the sale of the Securities provided for herein is not consummated by reason of acts of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform in all material respects any agreement on its part to be performed or because any condition of the Initial Purchasers' obligations hereunder to be performed by the Company is not fulfilled or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (except termination of this Agreement pursuant to Sections 8(c) through (f)), the Company shall reimburse the Initial

Purchasers for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchasers on account of these expenses.

                  (12) During a period of five years from the date of the Final Memorandum, the Company shall furnish to the Initial Purchasers copies of all reports or other communications furnished to shareholders and copies of any reports or financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company shall be listed promptly after such materials are so furnished or filed.

                  (13) The Company and the Loral Affiliates will not, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company and its subsidiaries or any of their Affiliates and resold in a transaction registered under the Securities Act.

                  (14) The Company will use its best efforts to cause the shares of Common Stock issuable in respect of the Securities to be approved for listing on the NYSE.

                  (15) None of the Company, the Loral Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and the Loral Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  6. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder to purchase the Firm Securities and the Option Securities, as the case may be, are subject to the following conditions:

                  (1) The representations and warranties of the Company made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and each Closing Date (as if made as of such Closing Date);

                  (2) The Company shall have performed in all material respects their respective obligations hereunder;

                  (3) No Initial Purchaser shall have been advised by the Company or shall have discovered and disclosed to the Company that the Final Memorandum, as of the date thereof, or as of the applicable Closing Date, contained or contains an untrue statement of fact which, in the opinion of the Initial Purchasers or in the opinion of counsel to the Initial Purchasers is material, or omitted or omits to state a fact which, in the opinion of the Initial Purchasers or in the opinion of counsel to the Initial Purchasers, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (4) On or prior to each Closing Date, the Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinions or letters with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they reasonably request to enable them to pass upon such matters.

                  (5) On each Closing Date there shall have been furnished to the Initial Purchasers the opinion (addressed to the Initial Purchasers) of Willkie Farr & Gallagher, counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                           (1) Globalstar has been duly formed and is validly
                  existing as a limited partnership in good standing under the laws of the State of Delaware; SS/L, Skynet and Cyberstar have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware; each of Globalstar, SS/L, Skynet and Cyberstar has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company, Globalstar, SS/L, Skynet and Cyberstar, taken as a whole; and each of Globalstar, SS/L, Skynet and Cyberstar has all requisite power and authority and, except as disclosed in the Final Memorandum, all material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum;

                           (2) to such counsel's knowledge, except as described
                  in the Final Memorandum, the Company has not granted any outstanding options, warrants or commitments with respect to any shares of the capital stock of the Company, whether issued or unissued;

                           (3) the Securities conform in all material respects
                  to the description thereof contained in the Final Memorandum;

                           (4) to such counsel's knowledge, no litigation or
                  governmental proceedings are pending or threatened against the Company or the Loral

                  Affiliates which would adversely affect the Company's ability, individually or in the aggregate, to perform its obligations under this Agreement or is required to be disclosed in the Final Memorandum and which is not disclosed and correctly summarized therein;

                           (5) each of this Agreement and the Registration
                  Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Final Memorandum, and, assuming due execution and delivery thereof by the Initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (except that no opinion need be expressed with respect to the indemnification or contribution provisions contained herein or therein);

                           (6) The execution, delivery and performance by the
                  Company of this Agreement or the Registration Rights Agreement, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject (except such breaches or events of default with respect thereto as are disclosed in the Final Memorandum), nor will such actions result in any violation of the provisions of the charter or by-laws (or other constitutive documents) of the Company or any Loral Affiliate or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets;

                           (7) no consent (other than required filings by the
                  Bermuda Monetary Authority), approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the execution and delivery of this Agreement or the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby or the sale of the Securities and the Common Stock issuable in respect thereof as contemplated in the Final Memorandum, under any provision of law or regulation applicable to the

                  Company of the State of New York or the United States of America, except as may be required under the various state securities or Blue Sky laws or as may be required by the laws of any country other than the United States in connection with the resale of the Securities by the Initial Purchasers or as may be required under the Securities Act and the Rules and Regulations pursuant to the terms of the Registration Rights Agreement;

                           (8) there is no restriction upon the voting or
                  transfer of any Securities pursuant to any agreement or other instrument of which such counsel has knowledge except as described in the Final Memorandum; and no holders of Securities of the Company have rights to the registration thereof except as described in the Final Memorandum;

                           (9) The statements set forth in the Final Memorandum
                  under Material United States Federal Income Tax Considerations", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information referred to therein with respect to such legal matters, documents and proceedings;

                           (10) The Partnership Agreement has been duly and
                  validly authorized, executed and delivered by LQSS, Globalstar and the Company and, to the knowledge of such counsel, the other parties to such agreement have authorized, executed and delivered such agreement and assuming such authorization, execution and delivery by such other parties, such agreement is valid and binding and enforceable against the parties thereto, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) Federal or state securities laws or principles of public policy with regard to rights to indemnity; provided, however, that no opinion is given with respect to the enforceability of any provisions contained in the Partnership Agreement which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein;

                           (11) LQP (or its subsidiary) has agreed to use the
                  license to operate mobile satellite services in the 1610-1626.5 MHz L-band and the 2483.5-2500 MHz S-band granted by the FCC for the exclusive benefit of Globalstar;

                           (12) after giving effect to the sale of the
                  Securities by the Initial Purchasers as contemplated in the Final Memorandum, the Company will not be an "investment company" under the Investment Company Act;

                           (13) assuming the accuracy of the representations and
                  warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement prior to the effectiveness of the Shelf Registration with respect to the Securities;

                           (14) To such counsel's knowledge, except for the
                  statements set forth in GTL's offering memorandum dated January 21, 1999, regarding the offering of the Series A Preferred Stock, under the heading "Regulation -- United States FCC Regulation" and the Annual Report of GTL for the fiscal year ended December 31, 1998, under the heading "Business--Licensing", there are no pending or threatened proceedings which could have a material adverse effect on the validity of the authorization for construction, launch and operation of the Globalstar satellite constellation.

                           (15) The FCC has authorized LQP to construct a mobile
                  satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29,
                  1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996); and pursuant to FCC approval, LQP has assigned such authorization to L/Q Licensee, Inc.; however, such authorization is presently subject to modification, stay or revocation as a result of pending judicial appeals.

                           (16) The construction, launch and operation by
                  Globalstar, of the Globalstar satellite constellation authorized by the Order and Authorization, (DA 95-128) released Jan. 31, 1995, as modified by the Erratum, (DA 95-373) released February 28, 1995, as affirmed and modified by the Memorandum Opinion and Order (FCC 96-279) released June 27, 1996, as modified by the FCC's Order and Authorization, DA (96-1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

                  In rendering such opinion, such counsel may limit its opinion to the laws of the State of New York, the laws of the United States and the Delaware Revised Uniform Limited Partnership Act and as to matters of fact, such counsel may rely to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  Such counsel shall also state that in connection with the preparation of the Preliminary Memorandum and the Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum, as of the Execution Time and each Closing Date, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel will express no opinion or belief with respect to the financial data contained in the Final Memorandum or with respect to any matters addressed by the opinion of Appleby, Spurling & Kempe set forth in Section 6(f) hereof with respect to Bermuda law matters.

                  (6) On each Closing Date there shall have been furnished to the Initial Purchasers the opinion (addressed to the Initial Purchasers) of Appleby, Spurling & Kempe, counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Initial Purchasers to the effect that:

                           (1) each of the Company and GTL has been duly
                  incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda; and has full power and authority and has obtained all Bermuda governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum;

                           (2) the Company has authorized share capital as set
                  forth in the Final Memorandum, and all the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and not subject to further calls;

                           (3) the Securities have been duly authorized and
                  executed and are in a form contemplated by the Preferred Stock Schedule and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will be duly and validly issued, fully paid and nonassessable; the offer and sale of the Securities has been duly authorized by the Company; the issuance of the Securities is not subject to any preemptive or similar rights under the Company's Memorandum of Association or

                  Bye-Laws, in each case as amended; and the Securities conform to the descriptions thereof in the Final Memorandum;

                           (4) 27,600,000 shares of Common Stock have been duly
                  and validly authorized and reserved for issuance in respect of the Securities and, when issued and delivered, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Final Memorandum;

                           (5) to such counsel's knowledge, no litigation or
                  governmental proceeding is pending or threatened against the Company or GTL in Bermuda which would adversely affect the Company's ability to perform its obligations under this Agreement;

                           (6) the execution, delivery and performance by the
                  Company of each of this Agreement and the Registration Rights Agreement have been duly authorized by the Company and the consummation by the Company of the sale of the Securities in accordance therewith will not (A) conflict with the Company's Memorandum of Association or Bye-Laws, in each case as amended, or (B) violate or conflict with any provision of law or regulation of Bermuda applicable to the Company or GTL;

                           (7) no consent, approval, authorization or order of
                  any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of Securities under any provision of law or regulation of Bermuda applicable to the Company or for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except for the consent of the Bermuda Monetary Authority which has been obtained;

                           (8) there is no restriction upon the voting or
                  transfer of any Securities or the shares of Common Stock issuable in respect thereof pursuant to (A) the law of Bermuda or (B) the Company's Memorandum of Association or Bye-laws, in each case as amended;

                           (9) the statements set forth in the Final Memorandum
                  in the legends and under the headings "Description of Preferred Stock", "Description of Common Stock", "Material United States Federal Income Tax Considerations" and "Notice to Investors", insofar as such statements describe the Securities and constitute a summary of the legal matters referred to therein, fairly present the information referred to therein with respect to such legal and other matters;

                           (10) a final and conclusive judgment of a New York
                  court under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in The Protection of Trading Interests Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the New York court's judgment; assuming that (1) the court that gave such judgment was competent to hear the action in accordance with private international law principles as applied to courts in Bermuda and (2) such judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law, such counsel believes that, on general principles, such a judgment would be enforceable in the Supreme Court of Bermuda; and enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation;

                           (11) the submission by the Company to the
                  jurisdiction of the State and Federal courts sitting in the City of New York contained in each of this Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Company, provided that such submission is valid under the laws of New York; and

                           (12) the choice of the laws of the State of New York
                  to govern each of this Agreement and the Registration Rights Agreement is a valid choice of law under Bermuda law assuming that such choice is valid under the laws of the state of New York.

                  (7) There shall have been furnished to the Initial Purchasers certificates, dated the applicable Closing Date and addressed to the Initial Purchasers, signed by the Chief Executive Officer or President and by the Chief Financial Officer or Treasurer of the Company, in each case, to the effect that:
(i) the representations and warranties of the Company contained in this Agreement qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, as if made at and as of such Closing Date, and the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Closing Date; and (ii) the signers of said certificates have carefully examined the Final Memorandum, and (A) as of the date of the Final Memorandum, the Final Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date of the Final Memorandum there has occurred no event required to be set forth in an amendment or supplement to the Final Memorandum which has not been so set forth.

                  (8) Since the date of the Final Memorandum, none of the Company and the Loral Affiliates shall have sustained any loss or interference with its business by fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or shall have been subject to any labor dispute, or shall have become a party to or the subject of any action, suit or proceeding before any court or governmental agency, authority or body or arbitrator, nor shall any other event have occurred (whether or not the possibility of such event is disclosed in the Final Memorandum), that is likely to result in a Material Adverse Change, nor shall there have been a Material Adverse Change, in each case with respect to the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which loss, action, suit, proceeding or change is, in the Initial Purchasers' judgment, so material and adverse as to render it impracticable or inadvisable to proceed with the payment for and delivery of the Securities.

                  (9) At the Execution Time and on each Closing Date, the Initial Purchasers shall have received a letter of Deloitte & Touche LLP dated as of such date and addressed to the Initial Purchasers, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations with respect to the Company and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five Business Days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information included in the Final Memorandum, in form and substance satisfactory to the Initial Purchasers.

                  (10) The Initial Purchasers shall have been furnished such additional documents and certificates as the Initial Purchasers or counsel for the Initial Purchasers may reasonably request.

                  All references in Sections 6(b) through (j) of this Section 6 to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the applicable Closing Date.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Lehman and to counsel for the Initial Purchasers. The Company shall furnish to Lehman conformed copies of such opinions, certificates, letters and other documents in such number as the Initial Purchasers shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date, by Lehman. Any such cancelation shall be without liability of the Initial Purchasers to the Company. Notice of such cancelation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

                  7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Initial Purchaser from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented) or (ii) the omission or alleged omission to state in the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented) a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating, preparing to defend or defending against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Company shall not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein and provided further that as to the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented), the Company shall not be liable under this Section 7(a) on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person where such person was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Memorandum, as the same may be amended or supplemented, within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Memorandum was corrected in the amended or supplemented Final Memorandum, unless such failure resulted from non-compliance by the Company with Section 5(a).

                  (b) Each Initial Purchaser severally, but not jointly, shall indemnify and hold harmless the Company from and against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented), or (ii) the omission or alleged omission to state in the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented), a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company promptly for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount, commissions and other compensation applicable to the Securities purchased by it hereunder; and provided further, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Initial Purchasers by or on behalf of such Initial Purchaser specifically for inclusion therein.

                  (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except and to the extent the indemnifying party is materially prejudiced thereby. If any such claim or action shall be brought against any indemnified party and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party promptly notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 7 consist of any Initial Purchaser, or by the Company, if the indemnified parties under this Section consist of the Company. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers, on the other hand, bear to the total gross proceeds from the offering of Securities, in each case as set forth in the table on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this subsection (d) shall be deemed to include, for purposes of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection
(d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discount, commissions and other compensation applicable to the Securities purchased by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability that the respective Initial Purchasers may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Final Memorandum as about to become a director of the Company), and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  8. Effective Date and Termination. Until the First Closing Date, this Agreement may be terminated by Lehman by giving notice as hereinafter provided to the Company if (a) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform in all material respects any agreement on its part to be performed hereunder, (b) any other condition to the Initial Purchasers' obligations hereunder is not fulfilled, (c) trading in the Common Stock or in securities generally on the New York Stock Exchange, the American Stock Exchange, Nasdaq or the over-the-counter market shall have been suspended or limited (which shall not include any limitation on program trading pursuant to the rules of the New York Stock Exchange) or minimum prices shall have been established on either of such exchanges or such markets by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (d) a banking moratorium is declared by either Federal or state authorities or (e) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, or (f) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Initial Purchasers, make it inadvisable or impracticable to proceed with the delivery of the Securities. Any termination of this Agreement pursuant to this

Section 8 shall be without liability on the part of the Company or any Initial Purchaser, except as otherwise provided in Sections 5(k) and 8 hereof.

                  Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telecopy or telephone, and if by telecopy or telephone, shall be immediately confirmed in writing.

                  9. Survival of Certain Provisions. The agreements contained in
Section 7 hereof and the representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement shall survive the delivery of the Securities to the Initial Purchasers hereunder and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  10. Notices. Except as otherwise provided in the Agreement, whenever notice is required by the provisions of this Agreement to be given to the following parties, such notice shall be in writing to the following addresses:

                  (a)  to the Company:

                                    Loral SpaceCom Corporation
                                    600 Third Avenue
                                    New York, New York 10016

                                    Attention:  Avi Katz

                  (b) to the several Initial Purchasers:

                                    c/o  Lehman Brothers Inc.
                                            3 World Financial Center
                                            200 Vesey Street
                                            New York, New York 10285

                         Attention: Syndicate Department

                  11. Information Furnished by Initial Purchasers. The Company and the Initial Purchasers severally confirm that the statements set forth in "Plan of Distribution" in the Final Memorandum or any Preliminary Memorandum constitute the only written information furnished by or on behalf of any Initial Purchaser referred to in paragraphs (a) and (b) of Section 7 hereof. The Initial Purchasers severally agree that such information is correct.

                  12. Parties. This Agreement shall inure to the benefit of and be binding upon the several Initial Purchasers, the Company and their respective successors.

This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended to confer or shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK FOR ANY LAWSUITS, CLAIMS OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREE NOT TO COMMENCE ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING EXCEPT IN SUCH COURTS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HAS APPOINTED AVI KATZ AT 600 THIRD AVENUE, NEW YORK, NEW YORK 10016, U.S.A. (HEREINAFTER REFERRED TO IN SUCH CAPACITY AS THE "PROCESS AGENT"), AS ITS AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING. THE COMPANY REPRESENTS TO THE INITIAL PURCHASERS THAT IT HAS NOTIFIED THE PROCESS AGENT OF SUCH DESIGNATION AND APPOINTMENT AND THAT THE PROCESS AGENT HAS ACCEPTED THE SAME IN WRITING. THE COMPANY HAS AUTHORIZED AND DIRECTED THE PROCESS AGENT TO ACCEPT SUCH SERVICE. IF THE PROCESS AGENT SHALL CEASE TO ACT AS THE COMPANY'S AGENT FOR SERVICE OF PROCESS, THE COMPANY SHALL

APPOINT WITHOUT DELAY ANOTHER SUCH AGENT AND NOTIFY LEHMAN OF SUCH APPOINTMENT. THE COMPANY FURTHER AGREES THAT SERVICE OF PROCESS UPON THE PROCESS AGENT AND WRITTEN NOTICE OF SAID SERVICE TO THE COMPANY MAILED BY FIRST CLASS MAIL OR DELIVERED TO THE PROCESS AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE INITIAL PURCHASERS' RIGHT OR THE RIGHT OF ANY PERSON CONTROLLING ANY OF THE INITIAL PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AGREES THAT A FINAL ACTION IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Initial Purchasers and that the foregoing correctly sets forth the Agreement among the Company and the several Initial Purchasers.


                                             Very truly yours,

                                             LORAL SPACE & COMMUNICATIONS LTD.,

                                             By: /s/ Avi Katz
                                             ------------------------------
                                             Name:
                                             Title:



Confirmed and accepted as of the date first above mentioned:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
ING BARINGS LLC
C.E. UNTERBERG, TOWBIN
CREDIT LYONNAIS SECURITIES (USA) INC.
SG COWEN SECURITIES CORPORATION


By:   LEHMAN BROTHERS INC.,



By: /s/ Larry S. Wieseneck
----------------------------------
Authorized Representative

                                                                      SCHEDULE I

                           Initial Purchasers                                      Number of Firm
                                                                                  Securities to be
                                                                                      Purchased
                                                                                  ----------------
Lehman Brothers Inc.....................................................              2,800,000

Banc of America Securities LLC..........................................              2,000,000

Bear, Stearns & Co. Inc.................................................              2,000,000

ING Barings LLC.........................................................                400,000

C.E. Unterberg, Towbin..................................................                400,000

Credit Lyonnais Securities (USA) Inc....................................                200,000

SG Cowen Securities Corporation.........................................                200,000
                                                                                      =========

                               Total.............                                     8,000,000

                                                                       EXHIBIT A

Offers and Sales by the Initial Purchasers

                  The Preferred Stock and the Common Stock issuable upon conversion thereof (collectively, the "Securities") have not been registered under the Securities Act and may not be offered or sold within the United States or to United States persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act. Accordingly, in the United States, the Securities are being offered hereby only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A. Prospective investors are hereby notified that sellers of the Securities may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.


Investor Representations and Restrictions on Resale

                  Each purchaser of Securities that is purchasing in a sale made in reliance on Rule 144A will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

                  (1) The purchaser is a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A, and such qualified institutional buyer is acquiring such Securities for its own account or for the account of another qualified institutional buyer; or if the Securities are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer on like basis.

                  (2) The purchaser understands that the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that
         (A) the Securities may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company, (iii) pursuant to an effective registration statement or
         (iv) in an offshore transaction meeting the requirements of Rule 904 of Regulation S and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

                  (3) The purchaser understands that the certificates evidencing the Securities will, unless otherwise agreed by the Company and the holder thereof, bear a legend substantially to the following effect:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                  (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (c), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (4) The purchaser acknowledges that none of the Company, the Initial Purchasers or any person representing the Company or the Initial Purchasers has made any representation to it with respect to the Company or the offering or sale of the Securities, other than the information contained in the Offering

         Memorandum dated February 14, 2000 prepared in connection with the sale of Securities, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Securities. The purchaser has access to such financial and other information concerning the Company and the Securities as it has deemed necessary in connection with its decision to purchase the Securities, including an opportunity to ask questions of and request information from the Company and the Initial Purchasers.

                  (5) The purchaser acknowledges that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the foregoing acknowledgments, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Initial Purchasers. If such purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, such purchaser represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

                  The Securities may not be sold or transferred to, and each purchaser, by its purchase of the Securities shall be deemed to have represented and covenanted that it is not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974; 'ERISA') except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

                  (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

                  (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Securities are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of
         Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

                  (3) to the extent such purchase is made on behalf of a plan by
         (i) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $0.75 million as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (ii) a bank as defined in Section 202 (a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by state authority having super-vision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied;

                  (4) to the extent that assets used to acquire the Securities are assets of an insurance company general account and the purchase of the Securities is exempt under the provisions of Prohibited Transactions Exemption 95-60 issued by the Department of Labor;

                  (5) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA of Section 401 of the Internal Revenue Code; or

                  (6) to the extent such purchase is made on behalf of a plan by an in-house asset manager and the conditions of Part I of Prohibited Transactions Class Exemption 96-23 issued by the Department of Labor are satisfied.